SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of SAVVIS Communications Corporation (the “Company”) adopted a bonus plan for all non-sales based employees (including the Company’s executive officers) for fiscal year 2005 (the “Plan”).

Under the Plan, executive officers will not be paid cash bonuses unless the Company achieves a specified level of Adjusted EBITDA, as defined in the Plan. If the Company achieves a specified level of Adjusted EBITDA, but does not reach a level so that the maximum amount of bonuses under the Plan are paid, bonuses may be increased based upon growth in the Company’s diversified revenue.

Each executive officer’s target bonus is a percentage of his/her base salary ranging from 50% to 70%, depending on responsibilities. The actual bonus payments under such awards may be less than target or up to 120% of target or not earned, depending on whether, and the extent to which, the financial performance of the Company meets, exceeds or is below its targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS COMMUNICATIONS CORPORATION

Date: May 11, 2005	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer